Exhibit 99.1

Contacts

V.I. Technologies, Inc. (Vitex)

John R. Barr

617-926-1551

john.barr@vitechnologies.com

Vitex Announces Receipt of Going Concern Qualification in Fiscal Year 2004

Audit Report

Watertown, MA (March 7, 2005) — V.I. Technologies, Inc. (Nasdaq: VITX) (“Vitex” or “the Company”), a biotechnology company dedicated to developing the next generation of anti-infective products, today announced, pursuant to rules of the Nasdaq Stock Market that became effective in 2004, that it received a going concern qualification in the audit report which was included in its Form 10-K recently filed with the Securities and Exchange Commission. The qualification was based on the cash balance of the Company as of December 31, 2004, which was not sufficient to fund operations over the next year, as previously disclosed by the Company.

In December 2004, Vitex announced that it had signed binding agreements with a group of investors led by Great Point Partners for a $20 million private placement of common stock and warrants to purchase common stock. The financing is subject to shareholder approval and to closing Vitex’s proposed merger with Panacos Pharmaceuticals. Vitex also recently announced plans for a shareholder rights offering of its common stock with maximum potential proceeds of $5.5 million. Vitex’s stockholders meeting to vote on the Great Point Partners financing and the merger with Panacos Pharmaceuticals is scheduled for March 10.

About Vitex

Vitex is developing the next generation of anti-infective products. The Company’s proprietary INACTINE™ technology is designed to inactivate a wide range of viruses, bacteria and parasites, and has demonstrated its ability to remove prion proteins. Over 40 million red cell units are transfused annually in the U.S., Europe and Japan. For more information on Vitex, please visit our web site at: www.vitechnologies.com.

Vitex announced in June 2004 that it had entered into a merger agreement with privately-held Panacos Pharmaceuticals, a biotechnology company discovering and developing novel antiviral drugs for the treatment of HIV and other major human viral diseases. Terms of the merger, which is subject to the approval of the shareholders of Vitex and Panacos, are contained in the Joint Proxy Statement/ Prospectus dated February 14, 2005 and in the Form S-4 Registration Statement on file with the Securities and Exchange Commission. The merger is expected to close in March 2005.

Except for the historical information contained herein, the matters discussed are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, such as the Company’s ability to execute plans to resume its clinical trial program for its lead product candidate, the INACTINE™ viral inactivation system for red blood cells, the Company’s closing of its planned merger with Panacos Pharmaceuticals, the execution of the Company’s financing plans, including the closing of its planned financing with Great Point Partners, anticipated future clinical trial timelines or results, the timely availability of new products, market acceptance of the Company’s products, the impacts of competitive products and pricing, government regulation of the Company’s products, the Company’s ability to complete product development collaborations and other strategic transactions and other risks and uncertainties set forth in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties could cause actual results to differ materially from any forward-looking statements made herein.

Vitex has filed a Registration Statement on Form S-4 in connection with the merger, and Vitex and Panacos have mailed a Joint Proxy Statement/Prospectus to their stockholders containing information about the merger. Investors and security holders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus carefully. The Registration Statement and the Joint Proxy Statement/Prospectus contain important information about Vitex, Panacos, the merger and related matters. Investors and security holders can obtain free copies of these documents through the web site maintained by the U.S. Securities and Exchange Commission at http://www.sec.gov, and by calling Vitex Investor Relations at 617-926-1551.

Vitex and Panacos, and their respective directors, executive officers and certain members of management and employees may be soliciting proxies from Vitex and Panacos stockholders in favor of the adoption of the merger agreement, the approval of the Great Point Partners financing and the approval of certain other transactions associated with the merger and the financing. A description of any interests that Vitex’s and Panacos’ directors and executive officers have in the merger is available in the Joint Proxy Statement/Prospectus.